Exhibit 10.5

MUTUAL FEDERAL BANCORP, INC.

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option)

This Stock Option Agreement (this “Agreement”) is made as of the date set forth on the signature page hereof (the “Effective Date”) by and between Mutual Federal Bancorp, Inc., a federally chartered corporation (the “Company”), and the undersigned Optionee (“Optionee”). Except as otherwise indicated or defined in paragraph 1 hereof, all words with initial capitals shall have the same meaning as ascribed to them in the Plan. Optionee acknowledges receipt of a copy of the Plan.

WHEREAS, the Company desires to grant to Optionee a non-qualified stock option (“Option”) to buy shares of the Company’s Common Stock, pursuant to the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan, as amended (the “Plan”).

NOW, THEREFORE, the parties hereto agree as follows:

1.             Definitions. For purposes of this Agreement:

(a)           “Affiliate” means Parent, the Company and any direct or indirect subsidiary of the Company.

(b)           “Fair Market Value” shall mean the fair market value of the Shares as set forth in the Plan or as otherwise determined by the Committee from time to time in good faith in accordance with Section 409A of the Internal Revenue Code.

(c)           “Previously Acquired Shares” means shares of Common Stock that have either been (i) purchased by Optionee in open market transactions or (ii) issued to Optionee by the Company pursuant to a plan thereof, in each case more than six (6) months prior to the exercise date of the Option.

(d)           “Resignation” means Optionee’s relinquishment of employment or directorship with the Company and all Affiliates.

(e)           “Termination” means a termination of the employment or directorship of Optionee by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, Disability or death.

(f)            “Termination Date” means the date on which a Resignation, Termination or Termination For Cause occurs.

(g)           “Termination For Cause” means a termination of the employment or directorship of Optionee by the Company or any Affiliate due to the Optionee’s personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

2.             Grant and Designation of Option. Upon the execution and delivery of this Agreement and the related Stock Option Certificate dated as of the Effective Date, and subject to the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Optionee the Option to purchase the aggregate number of shares of Common Stock set forth on the Stock Option Certificate at the price per share (“Option Price”) set forth on such Certificate, and taking into account that the exercise price of the Stock Option shall not be less than the Fair Market Value (as defined above) of the Shares on the date the Option is granted, subject to the terms and conditions of this Agreement and the related Stock Option Certificate and subject to any adjustment as provided in the Plan. The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

3.             Term of Option. Subject to earlier termination, acceleration or cancellation of the Option as provided herein and in the Plan, the term of the Option shall be for a period ten (10) years from the Effective Date. Subject to the provisions of this Agreement, the Option shall be exercisable at such times and as to such number of shares as determined on the Stock Option Certificate. Upon and after a Change in Control, Optionee shall be entitled to exercise the Option in whole or in part with respect to all of the shares covered thereby.

4.             Method of Exercise.

(a)           Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company (the “Exercise Notice”) at its offices at 2212 W. Cermak Road, Chicago, Illinois 60608 (or such other offices of the Company as are hereinafter designated by the Company), to the attention of the Secretary of the Company. The Exercise Notice (i) shall state (A) the election to exercise the Option and (B) the total number of full shares with respect to which it is being exercised, and (ii) shall be signed by the person or persons exercising the Option.

(b)           The Exercise Notice shall be accompanied by the Stock Option Certificate. Optionee shall pay the total amount due resulting from such exercise in any of the following forms: (i) in cash or by certified or cashier’s check for the full amount of the purchase price of such shares; (ii) by delivery of certificates for shares of Previously Acquired Shares (or deemed delivery based on attestation to the ownership of Previously Acquired Shares) having a Fair Market Value equal to the total payment due from Optionee; (iii) through a simultaneous exercise of Optionee’s Option and sale of the shares of Common Stock acquired thereby pursuant to a brokerage arrangement approved in advance by the Committee; or (iv) by a combination of the methods described in (i), (ii) and (iii) above. Optionee shall also pay the amount, in cash, of any federal, state or local income, Social Security and Medicare taxes required to be withheld as a result of the exercise, unless Optionee delivers Previously Acquired Shares, or elects to have the Company withhold from the shares purchased, shares having a Fair Market Value equal to such required tax withholding amount. The value of any shares withheld may not be in excess of the amount determined by applying Optionee’s marginal tax rates. Upon receipt of the foregoing, the Company shall issue the shares of Common Stock as to which the Option has been duly exercised and shall return the Stock Option Certificate, duly endorsed to reflect such exercise, to Optionee.

5.             Restriction on Exercise. This Option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company if determined by the Company to be advisable in order to comply with any applicable law or regulation.

6.             Effect of Termination of Directorship, Employment or Other Relationship. The Option, to the extent not previously exercised, shall terminate on Optionee’s Termination Date, except that:

(a)           in the event a Termination Date occurs due to Optionee’s Resignation or Termination (other than in circumstances described in paragraphs (b) or (c) below), Optionee may during the 90-day period following such Resignation or Termination exercise the Option to the extent such Option was exercisable on Optionee’s Termination Date;

(b)           in the event a Termination Date upon or after a Change in Control of the Company or Parent (in which case, as provided in Section 7 below, all Options granted to Optionee pursuant to this Agreement shall have become immediately vested and exercisable in full on the date of such Change in Control), the Optionee may during the 90-day period following such Termination Date exercise the Option;

(c)           in the event a Termination Date occurs due to Optionee’s Termination due to death or Termination or Resignation due to Disability, all Options granted to Optionee pursuant to this Agreement shall become immediately vested and exercisable in full on such Termination Date, and Optionee or, in the event of death, Optionee’s executors, administrators, legatees or distributees of his or her estate, may during the one-year period following such Termination or Resignation exercise the Option; and

(d)           in the event of Optionee’s death during the 90-day period described in paragraphs (a) and (b) above, respectively, Optionee’s executors, administrators, legatees or distributees of his or her estate, may, during the one-year period following the date of Optionee’s death, exercise the Option;

provided, however, that in no event shall any Option be exercised after the expiration of the term of the Option as described in paragraph 3.

7.             Effect of Change in Control. In the event of a Change in Control of the Company or Parent, all Options granted to Optionee pursuant to this Agreement shall become immediately vested and exercisable in full on the date of such Change in Control.

8.             Effect of Termination for Cause.

(a)           In the event of a Termination For Cause, all Options that have not yet vested shall immediately terminate and all shares of Common Stock purchased hereunder within the one (1) year period immediately preceding such Termination For Cause (the “Option Stock”), whether held by Optionee or one or more transferees, shall be subject to purchase by the Company pursuant to the terms and conditions set forth in this paragraph 8.

(b)           The purchase price for shares of Common Stock purchased by the Company pursuant to this paragraph 8 will be equal to the Option Price paid therefor by Optionee.

(c)           The Company may elect to purchase all (but not less than all) of the Option Stock by delivery of written notice (the “Purchase Notice”) to Optionee (and any permitted transferee of the Option Stock) within 60 days after the Termination Date. The Purchase Notice shall set forth the number of shares of Option Stock to be acquired from each holder and the aggregate consideration to be paid for such shares.

(d)           The closing of any purchase transaction pursuant to this paragraph 8 shall take place on the date designated in the Purchase Notice, which date shall not be more than 30 and not less than 10 days after delivery of the Purchase Notice. The Company shall be entitled to receive customary representations and warranties with respect to the seller’s title to the shares of Option Stock to be purchased hereunder.

9.             Adjustment upon Changes in Capitalization. Any additional share of Common Stock or other securities or property issued with respect to the Common Stock covered by this Agreement, as a result of any declaration of stock dividends, through recapitalization resulting in stock splits, combinations or exchanges of shares or otherwise, shall be subject to the restrictions and terms and conditions set forth herein.

10.           Effect of Certain Events. In the event the Company or the Bank becomes critically undercapitalized as defined under applicable regulations of the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, the Optionee must exercise all vested Options within thirty (30) days of such event. All Options that remain outstanding following the thirty (30) day period will immediately terminate.

11.           Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the Option or the acquisition of shares thereunder, Optionee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval.

12.           Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first-class mail, to Optionee at the address set forth on the records of the Company, to the Company at the address set forth or established pursuant to paragraph 4, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

13.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.           Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.           Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16.           Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Optionee may not assign any of Optionee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

17.           Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

18.           Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

19.           Rights of Employment or Directorship. In no event shall the granting of this Option or Optionee’s acceptance hereof give or be deemed to give Optionee any right to be retained in the employ or as a director of the Company, Parent or any Subsidiary Company.

20.           Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A. Participant’s acceptance of this Award Agreement constitutes acknowledgement and consent to such rights of the Committee.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the ____ day of ______________, 2023.

MUTUAL FEDERAL BANCORP, INC.

By:

Its:

OPTIONEE

Printed Name:

Certificate Number	Number of Shares

_______________	[____]

MUTUAL FEDERAL BANCORP, INC.

STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT [____________] has been awarded a Non-Qualified Stock Option to purchase [___] shares of Common Stock, par value of $0.01 per share, of Mutual Federal Bancorp, Inc. (the “Company”) at a price per share of $[___] (which is the Fair Market Value of the Company’s Common Stock on the Effective Date), subject to the terms and conditions of this Certificate, the related Stock Option Agreement and the Mutual Federal Bancorp, Inc. 2023 Stock Option Plan, as amended.

Subject to earlier termination as provided in the Stock Option Agreement or the Plan, this stock option shall expire ten (10) years from the date of this Certificate. Except as may be otherwise provided in the Stock Option Agreement or the Plan, this stock option shall be exercisable as to all or a portion of the number of shares set forth above upon the date of grant of such option as set forth below.

IN WITNESS WHEREOF, MUTUAL FEDERAL BANCORP, INC. has caused this Stock Option Certificate to be signed by its duly authorized officer as of the ____ day of _______________, 2023.

By:

Its: